Exhibit 10.28

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

AMENDING AGREEMENT

THIS AGREEMENT made and entered into at Richland, Washington, by and between Wave ID, Inc., a Delaware corporation, herein called “LICENSEE” or “WAVE ID”, and Battelle Memorial Institute, an Ohio corporation, herein called “BMI”, and entered into as of the day of and immediately prior to, and effective as of the day of and immediately upon the closing of the merger transaction contemplated by the “Agreement and Plan of Reorganization By And Among Alien Technology Corporation, Alien Acquisition Corporation, Wave ID, Inc. and Battelle Memorial Institute” a copy of which is attached as Exhibit A (the “Merger”). The closing of the Merger will occur on October 19, 2001 thereby becoming the Effective Date of this Amending Agreement.

WITNESSETH THAT:

WHEREAS, BMI has certain rights in privately-developed patents and technical information relating to Radio Frequency communication technology (“RF Technology”), and

WHEREAS, WAVE ID is a wholly owned subsidiary of BMI; and

WHEREAS, WAVE ID had previously entered an exclusive license (the “LICENSE”) with BMI to certain fields for such RF Technology effective July 9, 2001; and

WHEREAS, on the Effective Date WAVE ID will become a wholly-owned subsidiary of Alien Technology Corporation, and

Whereas the parties wish to amend the LICENSE as set forth below.

NOW, THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

A	All terms used in this Amending Agreement if not specifically defined have the meaning set forth in the LICENSE.

B	SEMI-PASSIVE BACKSCATTER READERS means any reader that incorporates the range and bearing technology identified in the patent application Serial number 09/588998 titled “Distance /Ranging by Determination of RF Phase Delta”.

C	NET SALES means gross sales less shipping charges and returns of products and services utilizing the PATENTS and/or TECHNICAL INFORMATION.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

2. ROYALTY

In partial consideration of the Merger, WAVE ID hereby agrees to pay to BMI a royalty of [***] of NET SALES of SEMI-PASSIVE BACKSCATTER READERS and other apparatus, systems and protocols for semi-passive backscatter communications. Such royalties will be paid on a semi-annual basis within thirty (30) days of January 1 and July 1 each year. Prior to January 30 and July 30 each year, WAVE ID will send a detailed report of all sales of items covered by this paragraph along with the payment of any royalties due.

IN WITNESS WHEREOF the parties have caused this Amending Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

BATTELLE MEMORIAL INSTITUTE		WAVE ID, INC.

By:	/s/ Mark W. Kontos	By:

PRINTED NAME: Mark W. Kontos		PRINTED NAME: _______________________________

TITLE Sr. VP & Chief Financial Officer		TITLE

DATE October 18, 2001		DATE

(B)sfr100401

Attachment

    Exhibit A

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

LICENSE AGREEMENT

BETWEEN

BATTELLE MEMORIAL INSTITUTE

AND

WAVE ID, INC.

June 2001

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

LICENSE AGREEMENT

THIS AGREEMENT made and entered into at Richland, Washington, and effective the date affixed hereto by the party last signing this Agreement, by and between Wave ID, Inc., having a principal place of business in Richland, Washington, herein called “LICENSEE”, and Battelle Memorial Institute, having a place of business in Richland, Washington, herein called “BMI”.

WITNESSETH THAT:

WHEREAS, BMI has certain rights in privately-developed patents and technical information relating to Radio Frequency communication technology (“RF Technology”); and

WHEREAS, LICENSEE recognizes that BMI owns inventions and intellectual property useful in the conduct of LICENSEE’S business; and

WHEREAS, LICENSEE recognizes that its anticipated business activity will encompass the practice of the RF Technology that requires a license under patents owned or controlled by BMI, and desires to build a business based at least in part on the RF Technology; and

WHEREAS, LICENSEE wishes to acquire the right to practice and/or sublicense to others the right to practice the inventions of such patents and technical information.

NOW, THEREFORE in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

A.	INVENTION or INVENTIONS means patented and unpatented BMI proprietary RF Technology, including that which may be disclosed and claimed in the PATENTS, as set forth in Attachment 1.

B.	PATENT or PATENTS means the patents and/or patent applications covering the INVENTIONS, patents to be issued pursuant thereto, and all divisions, continuations, reissues, substitutes, and extensions thereof as set forth in Attachment 1. In the event patent applications are filed upon, or issued on, INVENTIONS listed in Attachment 1, Attachment 1 shall be amended to include such patent applications and issued patents.

C.

TECHNICAL INFORMATION means the skillful synthesis of published or unpublished confidential and proprietary information disclosing the RF Technology and INVENTIONS belonging to BMI on or prior to the effective date of this Agreement, or which comes into the possession of LICENSEE during the term of this Agreement and which is generated as a consequence of LICENSEE’s access to TECHNICAL INFORMATION provided by BMI. It is within BMI’s sole discretion to include herein only that TECHNICAL INFORMATION which BMI determines to be necessary or useful for LICENSEE’s practice of the INVENTIONS and PATENTS. All unpatented information arising solely under BMI’s Management and Operations contract for the operation of the Pacific Northwest National

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

Laboratory may be in the public domain and if so, none of such information is included within this definition.

D.	LICENSED TERRITORY means any country in which BMI has pending or issued PATENTS or patent applications, and any country in which TECHNICAL INFORMATION and INVENTIONS are being used by LICENSEE. The parties agree that, as to the INVENTIONS, LICENSED TERRITORY shall include all countries worldwide until either (i) LICENSEE decides not to proceed with patent or trade secret protection for a particular INVENTION under the process set forth in Article 12 below, or (ii) until January 1, 2004, whichever is earlier. If this Agreement shall become solely a PATENT license, the LICENSED TERRITORY shall mean any country in which BMI has pending or issued PATENTS.

E.	(i) LICENSED FIELD NO. 1 means, and is limited to, apparatus, systems, and protocols for passive backscatter communications.

(ii) LICENSED FIELD NO. 2 means, and is limited to, apparatus, systems, and protocols for semi-passive backscatter communications.

(iii) LICENSED FIELD NO. 3 means, and is limited to, apparatus, systems, and protocols for active communication applications.

LICENSED FIELD NO. 1, LICENSED FIELD NO. 2, and LICENSED FIELD NO. 3 shall herein collectively be known as LICENSED FIELDS when no distinction is desired.

2. PATENT LICENSE

A.	BMI hereby grants to LICENSEE, to the extent of LICENSED FIELD No. 1 and LICENSED FIELD NO. 2 and in the LICENSED TERRITORY, a royalty-free exclusive license to practice the INVENTIONS and PATENTS, and to make, have made, develop, use, import, export, and sell the products and services falling under the INVENTIONS and PATENTS, with the right to sublicense the same.

B.	BMI hereby grants to LICENSEE, to the extent of LICENSED FIELD No. 3 and the LICENSED TERRITORY, a royalty-free nonexclusive license to practice the INVENTIONS and PATENTS, and to make, have made, develop, use, import, export, and sell the products and services falling under the INVENTIONS and PATENTS, with the right to sublicense the same.

C.	BMI reserves for itself the right to (i) practice the INVENTIONS and PATENTS for research, development and demonstration purposes and (ii) license the INVENTIONS and PATENTS in fields and territories not exclusively licensed herein. For purposes of this Agreement, any production of backscatter radio frequency identification (RFID) systems requiring 1,000 or fewer RFID tags for a single customer shall be deemed to be produced for demonstration purposes only.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

3. TECHNICAL INFORMATION LICENSE

A.	BMI hereby grants to LICENSEE, in LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2 and in the LICENSED TERRITORY, a royalty-free exclusive license to practice the TECHNICAL INFORMATION and to make, have made, develop, use, import, export, and sell the products and services under such TECHNICAL INFORMATION, with the right to sublicense the same.

B.	BMI hereby grants to LICENSEE, in LICENSED FIELD NO. 3 and in the LICENSED TERRITORY, a royalty-free nonexclusive license to practice the TECHNICAL INFORMATION and to make, have made, develop, use, import, export, and sell the products and services under such TECHNICAL INFORMATION, with the right to sublicense the same.

C.	LICENSEE shall not disclose to third parties any TECHNICAL INFORMATION furnished by BMI during the term of this Agreement, or any time thereafter, provided, however, that disclosure may be made of any such TECHNICAL INFORMATION at any time: (i) with the prior written consent of BMI, or (ii) to the extent necessary to LICENSEE’s sublicensees and purchasers of LICENSEE’s products or services, or (iii) after the same shall have entered the public domain through no fault of LICENSEE, LICENSEE’s sublicensees or purchasers of LICENSEE’s products or services. Disclosure of TECHNICAL INFORMATION shall be permitted without prior written consent of BMI to the extent required by statute, rule or regulation of a governing body during the course of LICENSEE’s normal business practices. LICENSEE shall inform BMI of any such disclosure. Any combination of TECHNICAL INFORMATION shall not be considered in the public domain merely because individual elements thereof are in the public domain. To the extent that any such TECHNICAL INFORMATION is disclosed under (ii) above, the agreements contained in this Article shall be made by LICENSEE under a confidentiality agreement to apply to and be made binding upon all such parties.

D.	BMI reserves for itself the right to (i) practice the TECHNICAL INFORMATION for research, development and demonstration purposes; and (ii) license the TECHNICAL INFORMATION in fields and territories not exclusively licensed herein. For purposes of this Agreement, any production of backscatter radio frequency identification (RFID) systems requiring 1,000 or fewer RFID tags for a single customer shall be deemed to be produced for demonstration purposes only.

E.	Failure to provide any TECHNICAL INFORMATION called for by this Agreement shall not entitle LICENSEE to recover damages or to terminate this Agreement; the remedy for failure to provide any such TECHNICAL INFORMATION shall be limited to an order requiring its disclosure.

F.	The parties agree that they shall use reasonable efforts to protect from disclosure to third parties all TECHNICAL INFORMATION disclosed or generated under the terms of this Agreement and INVENTIONS which LICENSEE elects to protect as trade secrets under the provisions of Paragraph 11B.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

4. PRODUCTION OF RFID SYSTEMS BY BMI

During the term of this Agreement, BMI retains the right to use the INVENTIONS, PATENTS, and TECHNICAL INFORMATION to manufacture or have manufactured RF tags for its U.S. Government clients for research, development, and demonstration purposes. BMI shall provide LICENSEE a first opportunity to manufacture RFID systems for BMI’s U.S. Government clients so long as LICENSEE is able to demonstrate its ability to provide the required RF tags at a cost, quantity, and quality and within the required timelines consistent to meet BMI’s U.S. Government clients’ needs. (i) BMI shall owe [***] to LICENSEE for BMI’s manufacture of backscatter RFID systems incorporating these INVENTIONS and requiring [***] tags for any single U.S. Government client. (ii) For BMI’s manufacture of backscatter RFID systems incorporating these INVENTIONS and requiring [***] RFID tags, BMI shall pay to LICENSEE a royalty of [***] of the gross amounts actually received by BMI from such sales BMI shall report and pay such royalty to LICENSEE on March 31 of each year for sales made during the previous calendar year. BMI shall not manufacture backscatter RFID systems incorporating the INVENTIONS under a U.S. Government contract requiring the delivery of more than [***] RFID tags.

5. EQUITY ALLOCATION

The parties to this Agreement acknowledge that pursuant to the Contribution Agreement entered into between BMI and LICENSEE on May 1, 2001, and attached hereto as Attachment 2, referred to herein as the “Contribution Agreement”, BMI received six hundred sixty-six thousand six hundred sixty-six (666,666) shares of Common Stock of LICENSEE, $0.01 par value per share and three million three hundred ten thousand three hundred forty-five (3,310,345) shares of Series A Preferred Stock of LICENSEE, $0.01 par value per share, hereinafter collectively referred to as the “Shares”. The parties to this Agreement further acknowledge that of the total number of the Shares granted pursuant to the Contribution Agreement, one hundred thirty-three thousand three hundred thirty-three (133,333) shares of Common Stock and six hundred sixty-two thousand sixty-nine (662,069) shares of Series A Preferred Stock were received by BMI for the capital contribution of the INVENTIONS, PATENTS, and TECHNICAL INFORMATION which are the subject of this Agreement.

6. DILIGENCE

A.	During the first two (2) years from the effective date of this Agreement, LICENSEE shall use reasonable commercial efforts to design, develop, manufacture, promote, market, and sell products or services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION in either LICENSED FIELD NO. 1 or LICENSED FIELD NO. 2. If at the end of two (2) years from the effective date of this Agreement BMI believes that LICENSEE has not been diligent in its efforts to commercialize the INVENTIONS, PATENTS, and TECHNICAL INFORMATION in either of the aforementioned LICENSED FIELDS during the two (2) year period, BMI may request the appointment of a third party evaluator (“the Evaluator”) to conduct an evaluation under the procedures set forth in Attachment 3.

(i)	If the Evaluator concludes that (a) LICENSEE has met its diligence under Paragraph 6A, or (b) that LICENSEE has not met its diligence under Paragraph 6A

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

substantially due to external market conditions beyond the control of LICENSEE, then BMI shall not change the nature of the license granted hereunder.

(ii)	If the Evaluator concludes that LICENSEE has not met its diligence under Paragraph 6A substantially due to LICENSEE’s failure to use reasonable commercial efforts, then BMI may, in its sole discretion, (a) narrow either or both LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2, or (b) convert the exclusive licenses of Paragraphs 2A and 3A into nonexclusive licenses for either or both LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2.

B.	During the first three (3) years from the effective date of this Agreement, LICENSEE shall use reasonable commercial efforts to design, develop, manufacture, promote, market, and sell products or services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION in both LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2. If at the end of three (3) years from the effective date of this Agreement, BMI believes that LICENSEE is not being diligent in its commercial efforts to design, develop, manufacture, promote, market, and sell products or services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION in both LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2, then BMI may request the appointment of an Evaluator, if one has not been previously appointed, to conduct an evaluation under the procedures set forth in Attachment 3.

(i)	If the Evaluator concludes that (a) LICENSEE has met its diligence under Paragraph 6B, or (b) that LICENSEE has not met its diligence under Paragraph 6B substantially due to external market conditions beyond the control of LICENSEE, then BMI shall not change the nature of the license granted hereunder.

(ii)	If the Evaluator concludes that LICENSEE has not met its diligence under Paragraph 6B as to LICENSED FIELD NO. 1 and/or LICENSED FIELD NO. 2 substantially due to LICENSEE’s failure to use reasonable commercial efforts, then BMI may, in its sole discretion, convert the exclusive licenses of either or both of Paragraphs 2A and 3A, if they have not already been converted under the provisions of Paragraph 6A(ii), into nonexclusive licenses to the extent that LICENSEE has not met its diligence under Paragraph 6B as to that particular LICENSED FIELD.

C.	If at the end of five (5) years from the effective date of this Agreement, and at the end of each year thereafter, BMI believes that LICENSEE is not being diligent in its commercial efforts to design, develop, manufacture, promote, market, and sell products or services embodying the INVENTIONS, PATENTS and TECHNICAL INFORMATION in LICENSED FIELD NO. 1 and/or LICENSED FIELD NO. 2, then BMI may request the appointment of an Evaluator, if one has not been previously appointed, to conduct an evaluation under the procedures set forth in Attachment 3.

(i)	If the Evaluator concludes that (a) LICENSEE has met its diligence under Paragraph 6C as to LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2, or (b) that LICENSEE has not met its diligence under Paragraph 6C as to either or both LICENSED FIELD NO. 1 or LICENSED FIELD NO. 2 substantially due to external market conditions beyond the control of LICENSEE, then BMI shall not change the nature of the licenses granted hereunder as to that particular LICENSED FIELD.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

(ii)	If the Evaluator concludes that LICENSEE has not met its diligence under Paragraph 6C as to LICENSED FIELD NO. 1 and/or LICENSED FIELD NO. 2 substantially due to LICENSEE’s failure to use reasonable commercial efforts, then BMI may, in its sole discretion, terminate the licenses of Paragraphs 2A and 3A for that particular LICENSED FIELD.

D.	BMI shall invoice LICENSEE for the expense of filing, prosecuting and maintaining PATENTS and patent applications incurred after the effective date of this Agreement that are licensed hereunder, as set forth in Article 12 below. LICENSEE shall remit payment for such invoices within sixty (60) days after receipt of such invoices. LICENSEE’s failure to reimburse BMI hereunder and as set forth in Article 12 shall entitle BMI, in its sole discretion, to terminate this License Agreement.

E.	If this Agreement is terminated because of LICENSEE’s failure to meet any of the diligence requirements of this Article 6, such termination shall have no impact on BMI’s ownership of equity acquired under the Contribution Agreement.

7. SUBLICENSING

A.	LICENSEE shall have the right to sublicense in the LICENSED FIELDS and LICENSED TERRITORY. Sublicenses shall be licenses that are transferable only from LICENSEE to BMI. Unless specifically authorized by BMI in writing, sublicenses shall not relieve LICENSEE of any LICENSEE obligation herein, and specifically those of Article 6. BMI shall have the right to initially approve the form of sublicenses granted hereunder. Each sublicense shall contain all relevant LICENSEE obligations undertaken in this Agreement.

B.	If this Agreement is terminated for any reason, except breach of contract by BMI, LICENSEE shall immediately assign all of its right, title, and interest to all sublicenses to BMI, including the right to receive income.

8. REPORTS

A.	For calendar years 2001-2006, not later than the last day of each January and July, LICENSEE shall furnish to BMI a written statement setting forth LICENSEE’s efforts in the preceding six (6) month period to (i) effect commercialization of the RF Technology, including information showing resources expended by LICENSEE in its efforts to design, manufacture, develop, promote, market and sell products and services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION and (ii) meet the diligence set forth in Article 6. In the January report, LICENSEE shall include its current five (5) year sales projections for products and services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION in each LICENSED FIELD.

B.	For calendar years subsequent to 2006, LICENSEE shall make such reports annually, not later than the last day of January of the following year.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

9. REPRESENTATIONS

A.	Nothing in this Agreement shall be deemed to be a representation or warranty by BMI of the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any TECHNICAL INFORMATION, techniques, or practices at any time made available by BMI. Neither BMI nor any affiliated company of BMI shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (i) the production, use or sale of any apparatus or product, or the practice of the PATENTS; (ii) the use of any TECHNICAL INFORMATION, techniques, or practices disclosed by BMI; or (iii) any advertising or other promotional activities with respect to any of the foregoing, and LICENSEE shall hold BMI and any affiliated company of BMI harmless in the event BMI, or any affiliated company of BMI, is held liable. Further, LICENSEE agrees to assume the defense of any suit brought against BMI or any affiliated company of BMI resulting from any action of LICENSEE undertaken under this License Agreement.

B.	LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

C.	BMI is unaware of any claims that have been, are, or could reasonably be asserted against BMI by third parties with respect to patent infringement or any other type of liability relevant to licensing of the PATENTS, INVENTIONS, and TECHNICAL INFORMATION, which have not been disclosed to LICENSEE as of the date of this Agreement.

10. TERMINATION

A.	The PATENT License of Article 2 shall end upon the expiration of the last to expire of the PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications if no PATENTS have issued, or a final adjudication of invalidity of all PATENTS included herein, whichever is later, unless the PATENT License is sooner terminated. If none of the patent applications of Attachment 1 issue as patents, then the PATENT License of Article 2 shall terminate as to such INVENTIONS, and the TECHNICAL INFORMATION license of Article 3 shall continue in effect.

B.	The TECHNICAL INFORMATION license of Article 3 shall continue for so long as LICENSEE continues to make, have made, develop, use, import, export, and sell the INVENTIONS using the TECHNICAL INFORMATION.

C.	LICENSEE may terminate either or both of the PATENT or TECHNICAL INFORMATION licenses at any time upon sixty (60) days’ written notice in advance to BMI, but LICENSEE shall thereafter discontinue the practice and use of either or both of the licensed PATENTS and TECHNICAL INFORMATION, depending upon the termination election.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

D.	Except as provided below in Paragraph 10E, if either party shall be in default of any obligation hereunder, the other party may terminate this Agreement by giving written Notice of Termination by Certified or Registered Mail, facsimile, or overnight express mail to the party at fault, specifying the basis for termination. If within sixty (60) days after the receipt of such Notice of Termination, the party in default shall remedy the condition forming the basis for termination, such Notice of Termination shall cease to be operative, and this Agreement shall continue in full force.

E.	LICENSEE shall inform BMI of its intention to file a voluntary petition in bankruptcy or of another’s intention to file an involuntary petition in bankruptcy to be received at least seventy-five (75) days prior to filing such a petition. LICENSEE’s filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach not subject to the notice requirement of Paragraph 10D, and BMI shall be deemed to have terminated this Agreement seventy-five (75) days prior to filing such petition.

F.	Termination of this Agreement shall not extinguish any rights or obligations accrued hereunder at the time of termination; and obligations undertaken independent of the licenses granted under Articles 2 and 3 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

11. LITIGATION AND ARBITRATION

A.	Each party shall notify the other party of any suspected infringement of the PATENTS in the LICENSED FIELDS and in the LICENSED TERRITORY, and each party shall inform the other of any evidence of such infringement(s).

B.	LICENSEE shall have the first right to institute suit for infringement(s) in LICENSED FIELD NO. 1 and LICENSED FIELD NO. 2 and in the LICENSED TERRITORY so long as this Agreement remains exclusive. However, if BMI notifies LICENSEE of its desire to institute suit for infringement(s) and LICENSE fails to do so within ninety (90) days of such notice, then BMI may, at its own expense, bring suit or take any other appropriate action. Any amounts recovered pursuant to such infringement suit shall be retained by and be the property of the party bringing the suit.

C.	All disputes between the parties arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules. The proceedings shall be conducted in the English language, in either the State of Ohio or the State of Washington. The courts of the States of Ohio and of Washington are hereby given jurisdiction to render judgment upon, and to enforce each such award, and the parties hereto hereby expressly consent to the jurisdiction of such courts. The parties agree that the arbitration procedure provided for herein shall be the sole and exclusive method of resolving any and all of the aforesaid disputes and claims.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

12. PATENTS

A.	The parties agree to meet on a quarterly basis to review the INVENTIONS listed on Attachment 1 to determine the priority for patenting each INVENTION in the U.S. and in foreign countries. During the quarterly meetings the parties shall mutually agree to file patent applications in the U.S. and selected foreign countries, and shall mutually agree whether or not to abandon the prosecution of any PATENT or patent application, or to discontinue the maintenance of any PATENT or patent application. The date, time and location of each meeting shall be set and mutually agreed upon by the parties within thirty (30) days in advance. Meetings may be held through any communications equipment if all persons participating can hear each other, and participation in any such meeting shall constitute presence thereat.

B.	By January 1, 2004, the parties shall mutually agree whether to pursue patent protection on an INVENTION or INVENTIONS listed on Attachment 1. If the parties mutually agree not to pursue patent protection on an INVENTION or INVENTIONS listed on Attachment 1, LICENSEE may elect to protect such INVENTION or INVENTIONS as trade secrets under the Technical Information license of Article 3 if trade secret protection is available. In such cases, LICENSEE shall promptly notify BMI in writing of its intent to treat such INVENTIONS as trade secrets. If the parties mutually agree not to pursue patent protection on an INVENTION or INVENTIONS and LICENSEE elects not to treat such INVENTION or INVENTIONS as trade secrets, such INVENTION or INVENTION will not be included within the Technical Information license of Article 3 and will be removed from the list of licensed INVENTIONS on Attachment 1.

C.	BMI shall have the sole right to file, prosecute, and maintain all of the PATENTS that are the property of BMI, and shall have the right to file a patent application, to abandon the prosecution of any PATENT or patent application, or to discontinue the maintenance of any PATENT or patent application as mutually agreed to by the parties during the quarterly meetings contemplated under Paragraph 12A. All reasonable expenses incurred by BMI in the filing, prosecution or maintenance of PATENTS and patent applications LICENSEE wishes to have included on Attachment 1, as mutually agreed to by the parties during the quarterly meetings contemplated under Paragraph 12A, shall be reimbursed to BMI by LICENSEE as set forth in Paragraph 6D. If LICENSEE elects to not pay the costs of patent drafting, prosecution and maintenance for a particular PATENT, such PATENT shall be removed from the list of licensed PATENTS on Attachment 1.

13. RECORDS

LICENSEE shall keep accurate records of all operations affecting LICENSEE’s diligence obligations hereunder, and shall permit BMI or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

14. ASSIGNABILITY

LICENSEE may assign its rights under this Agreement in connection with a merger or consolidation or to a third party purchaser of all or substantially all of the assets of LICENSEE relative to the rights granted hereunder. BMI may assign its rights hereunder.

15. REFORM

A.	The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

B.	In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, BMI, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

16. PUBLICITY

Any use by LICENSEE of the name BMI or of any organization related to BMI, including materials designed for the news media, is prohibited without the express written approval of BMI.

17. WAIVER AND ALTERATION

A.	The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

B.	A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Article 15, above.

18. MARKING

A.	LICENSEE shall place in a conspicuous location on any product made or sold under any PATENT coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles.

B.	LICENSEE shall include a marking provision similar to Paragraph A above in every sublicense granted hereunder.

19. IMPLEMENTATION

Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Agreement.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

20. CONSTRUCTION

This Agreement shall be construed in accordance with the laws of the State of Ohio of The United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Ohio.

21. ENTIRE UNDERSTANDING

This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter of this Agreement. Specifically, no future representations made by BMI staff shall be effective to alter any provision herein unless such representation shall be made in writing by an authorized representative of BMI having the power to do so.

22. ADDRESSES

For the purpose of all written communications between the parties, their addresses shall be:

Wave ID, Inc.

Attention: Curt Carrender

2770 Salk Avenue, Suite 102

Richland, WA 99352

Telephone:         (509)371-8095

Fax:                    (509)371-0727

Battelle Memorial Institute

Attention Sr. License Associate, Mailstop Kl-53

P.O. Box 999

902 Battelle Blvd.

Richland, WA 99352

Telephone:        (509) 375-2703

Fax:                   (509) 375-4487

or any other addresses of which either party shall notify the other party in writing.

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement No.21012 (“B”)

June 29, 2001

Version 7

23. EXPIRATION

The offer to execute this Agreement shall expire if this Agreement is not signed by both parties and returned to BMI on or before July 20, 2001.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

BATTLE MEMORIAL INSTITUTE		WAVE ID, INC.

BY	/s/ R M. Schwenk	BY	/s/ Thomas M. Pounds
PRINTED NAME	R M. Schwenk	PRINTED NAME	Thomas M. Pounds
TITLE	Director, ED&C/PNNL Contracting Officer	TITLE	CEO
DATE	7/3/01	DATE	7/9/01

BUSINESS SENSITIVE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ATTACHMENT 1

B – PATENT APPLICATIONS

PATENT APPLICATIONS

IP ID #	TITLE	COUNTRY	SERIAL #	DATE APPLICATION FILED
[***]

B – INVENTION REPORTS RECEIVED IN IP SERVICES

IP ID #	TITLE	DATE FILED WITH IP SERVICES
[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ATTACHMENT 2

Contribution Agreement

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

CONTRIBUTION AGREEMENT

This Agreement is by and between Battelle Memorial Institute, an Ohio nonprofit corporation (“Battelle”) and Wave ID, Inc., a Delaware corporation (“Wave ID”) and is made effective the 1st day of May, 2001.

RECITALS:

WHEREAS, Battelle is the owner of all of the issued and outstanding shares of common stock of Wave ID; and

WHEREAS, Battelle desires to provide additional capital to Wave ID in exchange for additional shares of common and preferred stock of Wave ID, all as provided for in this Agreement; and

WHEREAS, Wave ID desires to issue shares of common and preferred stock to Battelle in exchange for the capital contributions provided for in this Agreement; and

WHEREAS, the parties deem this Agreement to be in their respective best interests and to represent a fair and reasonable exchange of value.

NOW THEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

1. Purchase of Shares. Battelle hereby subscribes for and agrees to purchase six hundred sixty-six thousand six hundred sixty-six (666,666) shares of Common Stock, $.01 par value per share and three million three hundred ten thousand three hundred forty-five (3,310,345) shares of Series A Preferred Stock, $.01 par value per share (collectively, the “Shares”) of Wave ID for the consideration set forth in this Agreement (the “Purchase Price”) and upon the terms and conditions set forth in this Agreement.

2. Payment of the Purchase Price. As payment in full of the “Purchase Price, Battelle shall undertake the following:

a.	License Agreement. Execute and deliver to Wave ID two originals of a License Agreement within ninety (90) days of this Agreement containing such terms and conditions as are mutually agreed to by the parties (the “License”) pursuant to which Battelle will license to Wave ID the Battelle-funded and owned intellectual property specified therein on a royalty-free basis;

b.	License Agreement. Execute and deliver to Wave ID two originals of a License Agreement within ninety (90) days of this Agreement containing such terms and conditions as are mutually agreed to by the parties (the “License”) pursuant to which Battelle will license to Wave ID Battelle-owned United States Department of Energy funded intellectual property specified therein on a royalty-free basis;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

c.	Transition Labor. Battelle has incurred and paid $125,000.00 in costs to enable Wave ID employees to transfer technical, market and customer information to staff remaining at Battelle to ensure continuity in RF Tag business and activities. This transition funding constituted a license fee for the purposes of the license to the Battelle-owned United States Department of Energy funded patents.

d.	Business Plan. Assign to Wave ID all right and title to the draft business plan attached as Exhibit A by execution of the Bill of Sale attached as Exhibit B hereto. Such assignment shall be “as is, where is” and without express or implied warranties of any kind or nature.

e.	Cash. Pay to Wave ID the sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) in cash or equivalent on or before October 31, 2001. Said amount shall be paid on an as-requested by Wave-ID basis. If not paid in full prior to October 31, 2001, any remaining balance shall be paid on October 31, 2001.

f.	Pre-incorporation Expenses. Certain expenses incurred by Battelle in developing a draft employee stock option plan and related documents, employee benefit plan drafts, and other human resource related activities for the benefit of Wave ID shall be deemed a capital contribution in partial payment of the Purchase Price; and

g.	Employees. Battelle consents to Wave ID’s recruitment, hiring and employment of the following Battelle employees who are critical to the potential success of the licensed technology and fulfillment of the business plan, and agrees to encourage such individuals to accept employment with Wave ID: C.L. Carrender; R.W. Gilbert; J.R. Cole; and J.W. Scott.

h.	Allocation of Purchase Price. The parties agree that the consideration provided in this Section 2 has a total value of $2,500,000.00, and that it shall be allocated as follows between the Common Shares and the Series A Preferred Shares:

Common Shares:	$99,999.90
Series A Preferred Shares:	$2,400,000.10

The parties further agree that the Common and Series A Preferred Shares issued shall be allocated among each item provided in subsections a. through g. of this Section 2 as follows:

(i) License specified in Section 2a:	20%
(ii) License specified in Section 2b:	15%
(iii) Transition Labor specified in Section 2c:	5%
(iv) Draft business plan specified in Section. 2d, pre-incorporation expenses specified in Section 2f, and consent specified in Section 2g:	6%
(v) $1,350,000.00 cash specified in Section 2e:	54%

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

3. Issuance of Shares and Counter-execution of License Agreement. Upon Battelle’s execution of this Agreement and the Bill of Sale (Exhibit B), Wave ID shall deliver to Battelle share certificates for the Shares. On or before August 1, 2001, Wave ID shall counter-execute the Licenses delivered by Battelle as contemplated by Sections 2a and 2b to this Agreement and deliver an executed original of such documents to Battelle.

4. Representations and Warranties of Battelle. Battelle represents and warrants to Wave ID as follows:

a.	Accredited Investor. Battelle has been advised and understands that the Shares to be issued to it are speculative and cannot be sold to Battelle unless Battelle is an accredited investor as such term is defined under the Securities Act of 1933 (the “Act”) under Regulation D promulgated thereunder. Battelle hereby acknowledges and represents that Battelle is an accredited investor as such term is defined under the Act under Regulation D promulgated thereunder.

b.	Investment Intent. Battelle is acquiring the Shares for Battelle’s own account, for investment only, and not with a view toward the sale, distribution, or fractionalization thereof.

c.	Transferability, Battelle understands that the Shares have not been registered under the Act and that they are being sold pursuant to certain exemptions thereunder, and that, therefore, the Shares will bear an appropriate legend, and that the Shares may not be sold, transferred, or otherwise disposed of unless: (1) they are registered under the Act pursuant to an effective registration statement which contemplates the proposed sale, transfer, or other disposition; or (2) Battelle shall have received a written opinion of counsel satisfactory to it that such proposed sale, transfer, or other disposition is exempt from such registration. Such restrictions will apply to any sales of the Shares, including routine sales. Wave ID is under no obligation and has no intention to register the Shares and is under no obligation to attempt to secure an exemption for any subsequent sale. Battelle further understands that the economic risks of an investment in the Shares must be borne indefinitely.

d.	State Approval. Battelle is aware that no federal or state agency has made any finding or determination as to the fairness of the investment, nor any recommendation or endorsement, of the Shares as an investment.

e.	Organization and Standing. Battelle is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the state of Ohio, with full power to own, operate and lease its properties and carry on its business as it is now being conducted.

f.	Litigation. There are no suits, claims, actions, arbitrations, or legal, administrative or other proceedings or governmental investigations pending or threatened against Battelle that would have a material effect on Battelle and/or its ability to carry out the transactions contemplated by this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

g.	Authorizations and Approvals. Battelle has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the agreements to be entered into pursuant to this Agreement. All corporate acts and other proceedings required to be taken by Battelle to authorize the execution, delivery and performance by Battelle of this Agreement and the agreements to be entered into pursuant to this Agreement have been duly and properly taken. This Agreement and the agreements executed pursuant to this Agreement when duly executed and delivered by Battelle will constitute valid and binding obligations of Battelle enforceable against Battelle in accordance with their terms. No approval of any federal, state or local authority or administrative agency or any other person is necessary to authorize the execution of this Agreement or the agreements to be entered into pursuant to this Agreement or the consummation of the transactions contemplated by this Agreement or the agreements entered into pursuant to this Agreement.

h.	No Breach. The execution, delivery and performance by Battelle of this Agreement and the agreements entered into pursuant to this Agreement does not and will not conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Code of Regulations of Battelle, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument, or license applicable to Battelle or to its property or assets.

i.	Disclaimer of Warranties with respect to Purchase Price. BATTELLE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE, INTELLECTUAL PROPERTY AND/OR OTHER CAPITAL CONTRIBUTION PROVIDED UNDER THIS AGREEMENT AS A COMPONENT OF THE PURCHASE PRICE.

5. Representations and Warranties of Wave ID. Wave ED represents and warrants to Battelle as follows:

a.	Organization and Standing. Wave ID is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full power to own, operate and lease its properties and carry on its business as it is now being conducted.

b.	Litigation. There are no suits, claims actions, arbitrations, or legal, administrative or other proceedings or governmental investigations pending or threatened against Wave ID that would have a material effect on Wave ID and/or its ability to carry out the transactions contemplated by this Agreement and the agreements entered into pursuant to this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

c.	Authorizations and Approvals. Wave ID has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the agreement to be entered into pursuant to this Agreement, All corporate acts and other proceedings required to be taken by Wave ID to authorize the execution, delivery and performance by Wave ID of this Agreement and the agreements to be entered into pursuant to this Agreement have been duly and properly taken. This Agreement and the agreements entered into pursuant to this Agreement when duly executed and delivered by Wave ID will constitute valid and binding obligations of Wave ID enforceable against Wave ID in accordance with their terms. No approval of any federal, state or local authority or administrative agency or any other person is necessary to authorize the execution of this Agreement or the agreements entered into pursuant to this Agreement or the consummation of the transactions contemplated by this Agreement or the agreements entered into pursuant to this Agreement.

d.	No Breach. The execution, delivery and performance by Wave ID of this Agreement and the agreements entered into pursuant to this Agreement does not and will not conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Wave ID, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument, or license applicable to Wave ID or to its property or assets.

e.	Validly Issued. The Shares, upon issuance thereof by Wave ID to Battelle in accordance with this Agreement, shall be validly issued, fully paid and nonassessable and shall be free of any liens or encumbrances.

f.	Business Plan. Wave ID shall not use the draft business plan attached as Exhibit A hereto and assigned to Wave ED pursuant to this Agreement in the offering or issuance of any securities.

6. Legend. The certificate representing the Shares shall be stamped or otherwise imprinted with a legend in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WAVE ID IS PROVIDED THAT STATES THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

In addition, the certificate representing the Shares shall be stamped or otherwise imprinted with any legend mat may be required by applicable state securities laws. Any legend on the certificate representing the Shares shall be removed by Wave ID upon delivery of an

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

opinion of counsel reasonably satisfactory to Wave ID that states that registration is not required under the Securities Act or upon presentation of evidence that an effective registration statement covers the Shares.

7. Special Indemnification of Battelle. Wave ID shall indemnify and hold harmless Battelle and its successors and assigns and its and their respective trustees, officers, directors, employees and agents, against, and in respect of, any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, damages, costs, liabilities, losses, expenses and fees, including reasonable attorneys’ fees accruing on or after the date of this Agreement and by reason of the fact that Battelle is or was a shareholder in Wave ID or has or had one of Battelle’s employees, agents or attorneys serving at any time at the request of Wave ID as a director, officer, employee or agent of Wave ID or another corporation, partnership, joint venture, trust or other enterprise on behalf of Wave ID.

Upon obtaining knowledge thereof, the indemnified party under this Section shall promptly notify Wave ID in writing of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, damage, cost, liability, loss, expense and fee that the indemnified party has suffered or may suffer which has given or could give rise to a claim for indemnification pursuant to the terms of this Section. The written notice provided for herein shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification.

8. Insurance. For so long as Battelle owns or controls at least 50.1% of the issued and outstanding common and preferred stock of Wave ID, Wave ID shall maintain product liability and commercial general liability insurance policies, in amounts and with coverages customary and prudent for a responsible entity in its industry in light of the nature of its product(s), such amounts and coverages to be satisfactory to the Wave ID Board of Directors. Any product that may be developed by Wave ID in whole or in part based on research results, intellectual property, data, materials, or any other item provided by Battelle under this Agreement shall be covered by any such product liability policy prior to such product’s introduction into the stream of commerce.

9. No Endorsement; Use of Battelle Name. Wave ID assumes all responsibility for the products and services which it may provide to any third parties, including but not limited to the formulation, design, manufacture, assembly, packaging, marketing, distribution and sale of any of its products, including, without limitation, product labeling, warnings, instructions to users, and for obtaining any governmental or other pre-or post market approvals, certifications, registrations, licenses, or permits.

Battelle does not endorse products or services. Therefore, except as specifically permitted by this Section, Wave ID agrees that it will not use or imply Battelle’s name, trade mark, or other trade dress, or use Battelle’s reports, for advertising, promotional purposes, raising of capital, recommending investments, or in any way that implies endorsement by Battelle. For so long as Battelle owns or controls at least 50.1% of the outstanding common and preferred stock of Wave ID, Wave ID may refer to the Battelle

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

name in its marketing literature, on business cards, and its stationary and website in the following manner: “Wave ID, Inc., a Battelle Company”, “Wave ID, a member of the Battelle family of companies”, or “Wave ID, an affiliate of Battelle”, or with words of similar import; provided, however, that Battelle shall have the absolute right at any time to require Wave ID to cease further use or reference to the Battelle name if Battelle determines in its sole discretion that Wave ID’s continued use or reference creates or would create an unacceptable risk of damage to Battelle or the Battelle name. Notwithstanding anything in this Section to the contrary, Wave ID may disclose the Battelle name and factual information related to this Agreement and/or the historical organizational relationship between Wave ID and Battelle if, and to the extent that: (i) such disclosure is deemed necessary by Wave ID’s legal counsel to comply with federal and state securities or other laws; (ii) such factual information is accurate and not misleading; and (iii) such disclosure does not, in whole or part, imply any endorsement by Battelle. Wave ID further agrees to Indemnify and hold Battelle, its Trustees, officers, agents and Employees harmless for any damage, loss, claim or suit arising from or relating to Wave ID’s use of the Battelle name.

Wave ID agrees to place a permanently affixed cover page upon all copies currently or hereinafter in its possession of Battelle reports or other information identifiable as Battelle information or data which sets forth the following disclaimers in full capitals in 12-point bold type:

BATTELLE MEMORIAL INSTITUTE DOES NOT ENDORSE OR RECOMMEND PRODUCTS, SERVICES OR TECHNOLOGIES NOR DOES IT ENDORSE OR RECOMMEND FINANCIAL INVESTMENTS AND/OR PURCHASE OR SALE OF SECURITIES.

BATTELLE MEMORIAL INSTITUTE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE, DATA OR OTHER INFORMATION PROVIDED ANY RECIPIENT.

10. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred by a party in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

11. Press Releases. Neither of the parties hereto shall issue a press release or other publicity or public comment announcing the transactions contemplated by this Agreement without the written approval of the other party, unless such disclosure is required by applicable law.

12. Further Actions. The parties shall take such further actions as may reasonably be necessary to carry out the purposes of this Agreement and the agreements and documents

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

referenced herein, including the execution of such further instruments and documents as the other party may reasonably request.

13. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and be signed by all of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

14. Entire Agreement. This Agreement (including the documents and agreements referenced herein and entered into pursuant to this Agreement) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent that they relate in any manner to the subject matter hereof.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as otherwise specifically provided for in this Agreement, no party may assign this Agreement or any of its rights interests or obligations hereunder without the prior written approval of the other party.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

17. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be given in writing and shall be deemed to have been given if delivered in person, by cable, facsimile (upon indication of electronic receipt), by registered or certified mail (postage prepaid, return receipt requested) or by courier to the respective parties as follows:

If to Battelle:	Battelle Memorial Institute 505 King Avenue Columbus, Ohio 43201-4971 Attention: Jerome R. Bahlmann, Esq.

If to Wave ID:	Wave ID, Inc. 505 King Avenue Columbus, Ohio 43201-4971 Attention: Thomas M. Pounds

18. Governing Law. This Agreement shall be made under and construed in accordance with the laws of the State of Ohio, excluding any conflicts-of-laws rules or principles which might refer to the governance or construction of this Agreement by the law of another jurisdiction.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

19. Severability. If any provision of this Agreement, for any reason, is declared to be invalid or unenforceable by a court of competent jurisdiction, it shall be deemed severed and omitted. The remainder of this Agreement shall remain in effect as if it had been entered into without the invalid provision. However the parties shall negotiate in good faith and substitute a legally valid and enforceable provision as similar in terms and effect to the invalid provision as possible.

20. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written above.

BATTELLE MEMORIAL INSTITUTE		WAVE ID, INC

By:	/s/ Mark W. Kontos	By:	/s/ Thomas M. Pounds

Its:	CFO	Its:	CEO

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit A

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Wave ID, Inc.

DRAFT

Business Plan

September 15, 2000

Kristine Stotz Langdon 781-622-1013 klangdon@ma.ultranet.com

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Executive Summary

Wave ID, Inc. was recently formed to commercialize a wireless communications technology developed by a team of engineers at Battelle Memorial Institute. The technology uniquely fills a gap in the range of wireless communications technologies. It fits between economical technologies such as supermarket bar codes or infrared remote controls capable of limited range and higher performance long distance wireless technologies such as cellular or GPS that require significant battery power. The company is in the process of initial product development, raising capital and establishing customer relationships.

Battelle conducts almost $1B per year in funded research and development at its own facilities and at several national laboratories it operates for the US Department of Energy (DOE). The technology to be commercialized was developed at the DOE’s Pacific Northwest National Laboratory (PNNL) located in Richland, WA. It resulted from numerous R&D contracts conducted over the past 7 years primarily for Department of Defense (DOD) applications. Battelle is committed to commercializing technologies developed under its contract R&D programs by spinning the technology and its development team off into for profit enterprises.

Wave ID’s wireless communications technology is based on backscatter Radio Frequency Identification (RFID). Traditionally, backscatter RFID has been positioned as a replacement to bar code due to its past performance limitations. However, the technology developed at PNNL has achieved performance (range, data transfer rates, positioning) that places it in the category of a wireless communication device. Battelle has been aggressive in its patenting of the technology, which is being licensed to Wave ID on an exclusive basis in exchange for equity and a royalty on future revenues.

Applications of the technology are numerous since it is capable of operating at extended ranges (>100M) at very low power levels (>5 years of operation with a simple watch battery). Wave ID’s strategy is to work with systems integrators who will engineer solutions to meet specific customer needs. Wave ID will develop products that can be sold on an OEM basis into a wide variety of markets. For example, Wave ID’s technology can be utilized as part of a wireless LAN system to identify the presence of a pallet in a warehouse and its precise location in real time. The wireless LAN market is experiencing rapid growth due to the 802.11 industry standard ratified in September 1999. The market is expected to grow from approximately $900M this year to over $2B in 2004 according to Cahners In-Stat Group. Wave ID’s products will be particularly useful in rapidly emerging supply chain and asset management applications based on wireless LAN systems.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

A series of products are planned which will introduce enhanced capabilities. Products will consist of a RF transmitter/reader that acts as an access point and multiple tags that can be uniquely identified. Initial product development and production will be based on long-range low power identification. In other words, to determine whether the tag and the object it is attached to are there. Next, positioning capability will be incorporated to indicate not only whether the tag/object is there, but also where the object is located. The third series of anticipated products will incorporate remote sensing and actuation capabilities into tags. These will include sensors capable of monitoring physical parameters such as temperature or pressure; amount of vibration or shock sustained or gases concentrations. The tag could also be used for remote control.

A core team of four engineers who were primarily responsible for the development of the technology has joined Wave ID. This team has extensive experience together not only at Battelle, but also previously at a commercial company. Kristine Stotz Langdon who most recently was President and CEO of Thermo Vision Corporation a public subsidiary of Thermo Electron Corporation involved in the photonics components business will lead the team. The board of directors is initially composed of the CEO and representatives from Battelle. Additional members who can assist in guiding the company to future success are being recruited.

An initial round of investment of $3-5M is being sought to fund product development and customer identification and cultivation during the first year of operation. Plans are to develop first products in conjunction with OEM customers. Initial investors may include one or more of these OEM customers. Other target investors are venture firms with knowledge of the wireless communication field or other industry participants. A second larger round of financing will be required at the beginning of the second year to fund initial manufacturing and additional product development. This second round funding of an estimated $10-15M should be sufficient to fund future anticipated capital needs.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Background

Battelle

Battelle Memorial Institute, headquarted in Columbus, OH, performs almost $1B per year in funded research and development at its headquarters and at several facilities it operates for Department of Energy including the Pacific Northwest National Lab. Battelle itself is non-profit research institute, but has experience with commercialization of technology efforts. Both Battelle and DOE actively promote the commercialization of technologies.

Battelle has experienced several notable examples of commercial success. Much of Battelle’s endowment resulted from its involvement with a start up company called Helios that was developing an office copier during the 1960’s. Helios was not able to pay for Battelle’s engineering efforts in cash. Battelle instead was paid in equity. Helios was later renamed Xerox. As Xerox grew to be a leader in the office copier business, Battelle’s equity value multiplied.

More recently Battelle received over $250M for its minority ownership in PIRI (Photonic Integrated Research, Inc.). PIRI, which is located in Columbus, was sold to SDL, a leader in the laser diode field. Shortly after the deal to sell PIRI was concluded, JDS Uniphase announced their intent to acquire SDL.

Battelle identified the RFID technology developed at PNNL as a potential basis for a commercial spin out in 1999. For the past year Battelle has devoted resources to investigating commercial applications, business planning, and protecting the intellectual property.

Development efforts

Over the past 7 years engineers at Battelle have performed numerous R&D contracts that have pushed the state of the art in RFID technology. Each contract required the delivery of systems capable of performing functions not available in the commercial marketplace. Described here are a few of the systems and capabilities developed.

From 1993-95 engineers at Battelle collaborated with Lawrence Livermore Laboratory to develop a system of readers and tags that could be used to inventory and manage clothing at department stores as well as authenticate whether a garment was really a particular brand and not a “knock-off”. The complete system included a reader that could read and write to multiple tags in a single field. Department store employees could inventory items - without even opening a box - by simply using an interrogator to determine the contents of the box.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

In 1998 Battelle set the limit for small size backscatter communication devices. Honeybees were outfitted with RF tags weighing less than a grain of rice to help detect the presence of landmines. Beehives were placed in the area of suspected landmines. When a bee returned to its hive it was tracked by its unique tag and logged in. A puff of air swept across its body sending particles picked up during its flight into a mass spectrometer that determined if it was carrying chemicals present in landmines. Knowledge of its time of departure from the hive and trajectory helped to position the landmine. Widespread publicity was generated by this effort including articles in Forbes and Popular Science.

Another flurry of publicity was generated this summer when Battelle disclosed publicly work it performed to design a prototype “digital dog tag” for the Navy. This plastic coated tag with the same form feature as a traditional metal dog tag can store a soldier’s medical history. A medic can read this information and write updates about treatment to the tag even through clothing saving valuable time with wireless access to patient information.

This year, the engineering team at Battelle was asked by the top security officers at the DOE to develop a prototype system for tagging of disk drives and floppy disks. This was the result of a DOE search for technology to improve their security systems at laboratories in the wake of the scandal at Los Alamos. Two prototype systems were delivered and are now being tested at Sandia National Labs.

In the future, Battelle will continue to engage in R&D contracts that will develop new capabilities. Wave ID will act as a resource to provide a commercial vendor for efforts that lead to high volume opportunities such as tagging disk drives or medical dog tags. Wave ID will have right of first refusal on rights to new technology developed by Battelle.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Technology

Description of the technology

There are a wide variety of technologies available for wireless communications. Each operates through the transmission of electromagnetic energy at certain frequencies/wavelengths. Each technology has its own inherent strengths and weaknesses. The radio frequency (RF) portion of the spectrum is known for its ability to transmit through objects such as walls or people.

The availability of multiple technologies and lack of agreement slowed the introduction of wireless technologies. In September 1999 IEEE ratified the 802.11 standard for wireless LAN’s. Much of the recent increase in wireless LAN market growth is attributed to adoption of this standard. Several technologies fall under this standard including infrared and RF.

Most systems operate through two-way transmission of energy. In a backscatter system, energy is generated from a central source or access point and is reflected back by tags that alter the reflection in order to convey information. A backscatter system uses reflected energy off of an object to determine information about that object. Energy reflected off a target contains information specific to that target. In the Wave ID system, RF power is generated by the transmitter/reader. Tags do not transmit RF energy and so do not consume much power. Low power batteries may be required for operation of a microprocessor or monitor, but o power sources are required for power intensive RF generation.

Intellectual property rights and protection

Wave ID has negotiated exclusive rights to the intellectual property (IP) developed at PNNL. The IP portfolio is extensive including a total of 42 disclosures to date grouped into the 7 categories listed below.

1.	Extended range

2.	Multi tag reads

3.	Location determination

4.	Nesting

5.	Actuator tags

6.	Sensor tags

7.	Applications

Four patent applications were filed in early June; 2 for innovations related to increased range and one patent each for multiple tag reads and location determination. An additional four patent applications are being prepared for filing in the next 2 months. Plans are to continue with aggressive intellectual property protection. Patent filings have to date have focused on capabilities.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

We anticipate a transition to a focus on patents covering applications as Wave ID determines its future product focus.

The technology developed falls into two categories of ownership. One portion of the technology is owned solely by Battelle, since it was developed with internal funds. Battelle prefers to receive compensation for its solely owned IP through equity in Wave ID. Another portion of IP is owned jointly by Battelle and DOE since it was developed in part with government funds. A royalty is the preferred method of compensation for government owned technology. Therefore, in exchange for exclusive rights to the technology owned by Battelle and DOE, Wave ID will pay a royalty of 2% of revenues through the end of fiscal 2007 or until a total of $5M is paid whichever occurs later.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Markets

Applications

Initially, Wave ID plans to introduce a suite of wireless readers and devices based on its proprietary backscatter RFID technology. These will be integrated by systems providers into wireless LANs for applications such as supply chain or asset management. Wave ID will work closely with these systems integrators to design readers and devices that integrate into the system. These devices can be integrated into systems designed for wireless monitoring in applications such as supply chain and asset management. The company has already begun to work with one of the major wireless LAN providers, Symbol Technologies.

The wireless LAN market is increasing rapidly since the recent adoption of the 802.11, Cahners In-Stat Group estimates that the market will grow from $900M this year to over $2B in 2004.

The list below is designed to demonstrate the breadth of applications where Wave ID’s technology could be utilized.

Potential Applications of Wave ID Products

Market	Application(s)
Assembly plant	• Locate tools and prevent accidentally leaving behind • Update “calibration information electronically within tag on tool

Hospitals/healthcare	• Track wheelchairs and other mobile equipment • Monitor degradation of blood plasma

Hazardous waste disposal	• Constantly track containers and monitor contents

Manufacturing equipment maintenance	• Monitor vibration and noise for predictive failure analysis

Hazardous environments	• Rapid tool location

Consumer electrons	• Track high value items with embedded tags

Meat and dairy	• Track temperature constantly during transport

Distribution center	• Identify presence and locate pallet of goods • Determine physical stresses applied to packages

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Competition

There is currently no other backscatter RF technology capable of achieving performance equivalent to what will be offered by Wave ID. Other passive RF technologies are capable of achieving only limited range. Active tags that emit a RF signal rather than reflecting a signal from a transmitter can achieve significant range, but require significantly more power. They must be equipped with expensive batteries of recharged regularly.

Infrared technology is limited by physical impediments such as walls since it relies on a line of sight link. RFID can be transmitted through walls and around obstacles.

Implementation Plan

Products

Wave ID will initially focus its efforts on the development of its long-range (.100M) identification capabilities utilizing a semi passive RF tag. Efforts have already begun in selecting and working with system integrators to determine product specifications. For example, Symbol Technologies is loaning one of their Spectrum 24 wireless LAN systems. To date Symbol has installed over 60K of these into a variety of customer applications including universities, hospitals, manufacturing plants and warehouses. It is anticipated that the Wave ID products will integrate into systems such as Spectrum 24 to add capabilities to Symbol’s installed base. This should lead to a more rapid roll out. Also, Wave ID intends to utilize Symbol’s extensive knowledge of customer needs to tailor product specifications to reach a broad market.

An initial product should be finalized by June 2000 with product shipments scheduled for the fourth calendar quarter of 2000. Production is anticipated to be outsourced. Initially tags may require component assembly, but Wave ID plans to invest in the design and production of an ASIC once a design with sufficient volume requirements has been identified. An ASIC will enable significant cost reduction, which should lead to adoption of Wave ID’s technology in more price sensitive applications.

Following the introduction of a tag and reader system capable of long range, low power identification. Wave ID plans to introduce another suite of products with positioning capability. These tags and readers will be capable of indicating not only whether an object is present, but also where it is located to within centimeters. These systems will be tremendously useful for finding an item in a crowded warehouse or distribution center or a tool in a production facility.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Facilities

Wave ID is leasing a 6000 sq. ft building in Richland, WA to house development activities over the next year. Business operations will be established in the Boston area. Due to concerns about Wave ID’s ability to recruit qualified staff for future growth one possible scenario is to relocate the engineering team to Boston after the company’s first year.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Management

CEO

Kristine Stotz Langdon is the President and CEO of Wave ID. She was formerly President and CEO of Thermo Vision Corporation, a competitor in the photonics components market. She established the company in 1995 and took it pubic in 1997, growing the company from revenues of $6M to $30M during that period. She was president of Thermo Jarrell Ash and Vice President of Thermo Optek where she was responsible for businesses with revenues in excess of $200M. Her previous experience was as Director of Business Development and Special Assistant to the President at Thermo Electron Corporation. She joined Thermo Electron in 1991 from McKinsey & Company in Boston where she worked . primarily with technology based businesses. In 1986 she was selected as a White House Fellow and served her year at the National Security Council and the General Accounting Office. She holds a BS degree in Physics from Yale and an MBA from Harvard. She earned a MSEE from Northeastern while working full time as an engineer at Raytheon

Engineering team

A four person engineering team has been recruited from PNNL to initiate development efforts. The team is lead by Ron Gilbert, former leader of the 40 person Electronic Systems Group of the Engineering and Analytical Science Department of PNNL. Ron first worked for Battelle from 1980-88. He left to join AMTECH, which at that time was a leader in the development of RF tag technology. He was manager of the digital design section at AMTECH from 1988-93 when he returned to Battelle at PNNL Ron earned BS and MS degrees in Electrical Engineering from Colorado State University. Battelle’s activities in the RFID area began when Ron returned to PNNL and accelerated when he was able to recruit several former colleagues who he had worked with at AMTECH. Curt Carrender joined Battelle in 1998 as a staff scientist and is credited with many of the recent technical innovations including the submission of 34 invention reports. He will serve as chief technology officer of Wave ID. Curt spent 9 years at AMTECH where he most recently was Director of R&D of the systems division. In this role he led both product development and research activities. He supervised the development of 19 products from concept to production In 1998. He was chief designer of tags and readers for numerous applications. Curt has a BS degree in electrical engineering and a BA degree in psychology both from Kansas State University.

In addition, two other engineers who worked with Ron and Curt also joined Battelle. These four individuals have worked together as a team successfully in the past to develop Innovative new technologies and products ready for manufacture. This team will be rapidly supplemented with the hiring of software and RF engineers. Candidates have been identified for these positions.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Board of Directors

The Board of Directors will initially be composed of the CEO and two representatives from Battelle; Tom Pounds VP of Corporate Strategy and Planning and Rich Adams, Chief Technology Officer. Additions to the board are anticipated including representatives from significant investors and outside individuals who can provide guidance to management and assistance to the company. Contacts have been made with, several potential outside board members who have indicated a willingness to consider joining the board.

These outside individuals include Mort Collins who has over 30 years experience in investing and guiding emerging technology based businesses. He was the founder and CEO of DSV Partners, which provided venture capital and management assistance particularly in data processing, communications and the life sciences. He is a former President, Director and Chairman of the National Venture Capital Association. He currently serves on the boards of Pharos LLC and Kopin, a leader in GaAs transistors for wireless and broadband communications. He earned his BS degree in engineering from the University of Delaware and his MS and Ph.D. degrees in engineering form Princeton University.

Another potential outside board member is D. Allan Bromley, Sterling Professor of the Sciences at Yale University. He served as Science Advisor to President, the first ever to hold cabinet rank, for the entire Bush Administration. He recently stepped down as Dean of Engineering at Yale during a period of rebuilding the program after his return from Washington. The majority of his background is in the field of nuclear physics. He was on the physics faculty of Yale from 1963 until he left to join the Bush administration in 1989. He was founder and Director of the Wright Nuclear Structure Laboratory and chairman of the physics department during that period. In 1988 he received the National Medal of Science, the highest U.S. scientific award. He earned his BS and MS degrees from Queen’s University, Ontario, Canada and a Ph.D. in nuclear physics from the University of Rochester.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Financial projections and capital requirements

An outline of financial projections is shown below. Detailed build up of both, revenue and expenses are included in the Appendix. Plans are for Wave ID to focus on product development for initial OEM customers during its first year of operation. This will require an estimated investment of $3M. Shipments are anticipated during the first quarter of 2002 to initial OEM customers with revenues estimated to reach $6M. A rapid ramp up in revenue is-anticipated from customers who will deploy Wave ID’s products into their installed base as well as new applications.

An initial round of financing of $3-5M is being sought from investors with experience in wireless communications and potential commercial partners. One potential OEM customer has already expressed interest in investing. A second round of financing will be required to fund production including increased working capital. This second round is targeted to raise $10-15M at the end of the first year when customers and products can be cited for credibility. A portion of this second round will also be used to design and produce an ASIC that should result in significant cost reductions.

Summary Financial Projections ($000’s)

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit B

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Battelle Memorial Institute (“Battelle”), in consideration of good and valuable consideration paid by Wave ID, Inc. (“Wave ID”), the receipt of which is hereby acknowledged, does hereby sell, grant, remise, release and forever give unto Wave ID, as is, where is, and with all flaws, all of Battelle’s right, title and interest in the draft business plan attached as Exhibit A hereto (the “Business Plan”).

BATTELLE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUSINESS PLAN OR ITS CONTENTS, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY OF ACCURACY OR COMPLETENESS.

IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 25th day of June 2001.

Battelle Memorial Institute

By:	/s/ Mark W. Kontos

Its:	CFO

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ATTACHMENT 3

Procedures for Evaluating Compliance with Diligence Obligations

Unless the parties mutually agree otherwise, the following rules and procedures shall govern the selection of a third party evaluator (“the Evaluator”) and the conduct of the parties and the Evaluator before and during the investigation by the Evaluator:

(1)	The parties shall in good faith appoint a mutually acceptable person as an independent Evaluator to conduct the evaluations contemplated under Article 6 and as set forth below. The Evaluator shall have expertise in assessing the introduction of new product lines into the market place and in assessing the progress of new product development and promotion into the distribution channel. Such Evaluator shall execute a Non-Disclosure Agreement with LICENSEE and BMI prior to performing any duties described herein. In the event that the parties cannot agree on such an Evaluator, the parties shall each designate a representative, and the representatives shall mutually appoint the Evaluator.

(2)	Within thirty (30) days of the appointment of the Evaluator, each party shall provide to the Evaluator and the other party copies of all documents, statements and records on which the party intends to rely in presenting its position to the Evaluator.

(3)	Within forty-five (45) days of the appointment of the Evaluator, LICENSEE shall provide to the Evaluator and BMI a written summary of its position. On receipt of LICENSEE’s summary, BMI shall have fifteen (15) days to prepare and submit to LICENSEE and the Evaluator its own summary in reply to the summary submitted by LICENSEE.

(4)	Upon receipt of the documents, statements, records and summaries submitted by the parties, the Evaluator shall have thirty (30) days within which to conduct such further inquiries as he or she may deem necessary for the purpose of reviewing the reasonable commercial efforts made by LICENSEE with respect to the design, development, manufacture, promotion, marketing and sale of products and services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION within the particular LICENSED FIELD in compliance with the diligence requirements of Article 6. For the purpose of conducting such an inquiry, the Evaluator shall have the right to:

(a)	require either party to disclose any further documents or records which the Evaluator considers to be relevant;

(b)	interview or question, either orally (or by way of written questions), one or more representatives of either party on issues deemed to be relevant by the Evaluator;

(c)	make an “on site” inspection of LICENSEE’s facilities; and

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

(d)	obtain, if necessary, the assistance of an independent expert to provide technical information with respect to any area in which the Evaluator does not have a specific expertise.

On completion of such inquiry, the Evaluator shall, within fifteen (15) days, prepare a report setting out his or her findings and conclusions as to whether or not LICENSEE has been diligent in its design, development, manufacture, promotion, marketing, and sale of products and services embodying the INVENTIONS, PATENTS, and TECHNICAL INFORMATION within the particular LICENSED FIELD. If the Evaluator has determined that LICENSEE has not been diligent in its efforts to commercialize such products and services, then the Evaluator shall also set out in the report his or her conclusions as to whether such non-performance:

(1)	was substantially due to external market conditions not within the control of LICENSEE; or

(2)	was substantially due to LICENSEE’s failure to use reasonable commercial efforts to comply with the requirements of Article 6.

The report and conclusions of the Evaluator shall be delivered to LICENSEE and BMI, and shall be accepted by both parties as final and binding.

BMI may not call for more than one evaluation pursuant to Article 6 in each calendar year. The cost of an evaluation hereunder shall be borne 50% by LICENSEE and 50% by BMI. If BMI calls for such evaluation in two consecutive years, costs of all subsequent consecutive evaluations shall be borne fully by BMI. If BMI calls for an evaluation and LICENSEE has met the diligence requirements Article 6, BMI shall pay all costs of the evaluation.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.